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                          CERTIFICATE OF INCORPORATION

                                       OF

                               RTS WIRELESS, INC.



      The undersigned, a natural person, for the purposes of forming a corporation under the provisions of the Delaware General Corporation Law, hereby certifies that:


                                    ARTICLE 1

      The name of the corporation (hereinafter called the "Corporation") is:

                               RTS Wireless, Inc.


                                    ARTICLE 2

      (a) The address, including street, number, city and county, of the registered office of the Corporation in the state of Delaware is c/o Bridge Service Corp., 30 Old Rudnick Lane, City of Dover, Kent County, Delaware 19901; and the name of the registered agent of the Corporation in the state of Delaware at such address is Bridge Service Corp.

      (b) The name and mailing address of the incorporator are: Timothy I. Kahler, c/o Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.


                                    ARTICLE 3

      The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

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                                    ARTICLE 4

      The Corporation shall have perpetual existence.


                                    ARTICLE 5

      (a) The total number of shares of all classes of capital stock that the Company has authority to issue is 251,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and (ii) 250,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

      (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The designations, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, and to file a certificate with respect thereto pursuant to the applicable law of the state of Delaware, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series including, but without limiting the generality of the foregoing, the following:

        (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

        (ii) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or on any other series of the same or other class or classes of capital stock of the Company and whether such dividends shall be cumulative or noncumulative;

        (iii) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital



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      stock of the Company, and the terms and conditions of such conversion or exchange;

        (iv) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

        (v) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company or in the event of any merger or consolidation of or sale of assets by the Company;

        (vi) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share; and

        (vii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.


                                    ARTICLE 6

      (a) The number of directors that shall constitute the entire Board of Directors shall be as specified in the By-laws of the Corporation. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors.

      (b) Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least two-thirds of


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the voting power of the then-outstanding shares of the Voting Stock, voting together as a single class.

      (c) There shall be no right with respect to any shares of capital stock (Voting Stock or otherwise) of the Corporation to cumulate votes in the election of directors.


                                    ARTICLE 7

      (a) The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law (including but not limited to section 145 thereof), as the same may be amended and supplemented from time to time, indemnify each director of the Corporation from and against any and all of the expenses, liabilities and other matters referred to in or covered by that section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while having the position of director of the Corporation, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (b) Any repeal or modification of the foregoing provision of this article 7 shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.


                                    ARTICLE 8

      (a) The personal liability of the directors, officers and other agents of the Corporation is hereby eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law (including but not limited to paragraph 7 of subsection (b) of section 102 thereof), as the same may be amended or supplemented from time to time.

      (b) Any repeal or modification of the foregoing provision of this article 8 shall not adversely affect any right or protection of a director, officer or other agent existing at the time of, or increase the liability of any such director, officer or other agent of the Corporation with respect to any acts or omissions of such person occurring prior to, such repeal or modification.



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                                    ARTICLE 9

      The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation.


                                   ARTICLE 10

      From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this article 10.

Dated March 3, 2000.

                                             /s/ Timothy I. Kahler
                                             ----------------------------------
                                             Timothy I. Kahler
                                             Sole Incorporator


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